UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2007
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HARLEYSVILLE GROUP INC.
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(Exact name of registrant as specified in its charter)

Delaware 0-14697 51-0241172
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(State or other jurisdiction (Commission (IRS Employer
of incorporation) File Number) Identification No.)

355 Maple Avenue, Harleysville, Pennsylvania 19438
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(Address of principal executive offices) (Zip Code)

(215) 256-5000
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Registrant's telephone number, including area code

Not Applicable
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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

ITEM 5.02 DEPARTURE OF CERTAIN DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 21, 2007, the Board of Directors of Harleysville Group, Inc. approved incentive award opportunities for 2007 under the Company’s Senior Management Incentive Plan (“2007 Bonus Plan”) for its executive officers, including the current Named Executive Officers. The Board took other executive compensation actions, which will be reported in the Company’s proxy statement in connection with its annual meeting of stockholders.

The 2007 Bonus Plan establishes target bonuses that are a percentage of base salary paid in 2007 while in an eligible position. The target bonus for executive officers ranges from 25% to 35% of their base salary, while the target bonus for the CEO is 50% of base salary.

Thirty percent of the target award is based on the Company’s combined ratio, 30 percent is based on the Company’s operating return on equity, 10 percent is based on the Company’s net written premiums, and 30 percent is based on achievement of individual performance objectives.

The 2007 Bonus Plan provides for actual bonuses ranging from 0% to 200% of the target bonuses depending upon the extent to which corporate and individual objectives are attained. For bonuses to be paid, the Company must achieve a minimum operating return on equity. Payment of the bonuses, if any, is expected to be made in March 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEYSVILLE GROUP INC. Registrant

Date: February 27, 2007	By:	/s/ Robert A. Kauffman
Senior Vice President, Secretary,General Counsel & Chief Governance Officer